[ * ] = Portions of this exhibit have been omitted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.
FORM OF
ATLAS AIR WORLDWIDE HOLDINGS, INC.
RESTRICTED SHARE AGREEMENT
(PERFORMANCE SHARES)
     THIS RESTRICTED SHARE AGREEMENT (PERFORMANCE SHARES), dated as of February 9, 2007 (the “Agreement”), is between Atlas Air Worldwide Holdings, Inc. (the “Company”), a Delaware corporation, and ___ (the “Employee”).
     WHEREAS, the Employee has been granted the following award under the Company’s 2004 Amended and Restated Long Term Incentive and Share Award Plan (the “Plan”);
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.
          1. Award of Shares. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded [•] Restricted Shares (the “Award”), representing the maximum number of shares that may vest hereunder, subject to the terms and conditions of the Plan and those set forth herein. The Award is granted on February 9, 2007 (the “Date of Grant”). Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control. The term “vest” as used herein with respect to the Award means the lapsing of the restrictions described herein with respect to such Award.
          2. Vesting of Award; Treatment upon Termination of Service. Unless otherwise provided by the Committee, all Awards of Restricted Shares under this Agreement, all dividends and other distributions, whether in cash or otherwise, and other amounts payable with respect to the Shares shall be subject to the vesting schedule in this Section 2.
          (a) Vesting Generally. Subject to the following provisions of this Section 2 and the other terms and conditions of this Agreement, this Award shall become vested if, and only if, (1) the Company achieves certain specified performance levels during the period beginning on January 1, 2007 and ending on December 31, 2009 (the “Performance Period”), and (2) one of the following conditions is satisfied: (x) the Employee remains continuously employed by the Company or its subsidiaries from the date hereof until the Determination Date as hereinafter defined, or (y) there is a Termination of Service of the Employee pursuant to Section 2(c) or 2(d), as further provided in such Sections, or (z) the conditions of Section 2(e) are satisfied on or before December 31, 2009 and the Employee remains continuously employed by the Company or its Subsidiaries from the date hereof until the date that such conditions are satisfied.
For the purposes of this Agreement, the term “Determination Date” means the date on which the Committee determines whether and what level of the Performance Criteria have been achieved. The Committee shall make such determination no later than April 30, 2010.
          (b) Vesting Upon Satisfaction of Performance Criteria. Notwithstanding anything to the contrary in this Agreement, shares subject to an Award will vest only upon satisfaction of the achievement of certain ROIC and EBT levels (the “Performance Criteria”), as compared to the ROIC and EBT of the companies listed in Annex A attached hereto,1 and then in accordance with Annex B hereto (the “Performance Share Plan Matrix”). Each cell of the Performance Share Plan Matrix sets forth the percentage of the number of Award shares granted on the Date of Grant that will vest for each performance level. Any shares underlying an Award that do not vest due to failure to achieve the Performance Criteria in full or in part shall be immediately and automatically forfeited to the Company.
               (1) “ROIC” shall mean a fraction where the numerator is the company’s net income and the denominator is its total capital, which includes short and long-term debt and capital leases (including the current portion thereof) plus shareholders equity, in each case calculated in accordance with generally accepted accounting principles (“GAAP”). ROIC shall be calculated for the Company and each matrix company by dividing cumulative net income over the Performance Period by average capital (calculated as the average of capital at December 31, 2006, 2007, 2008 and 2009).
               (2) “EBT” shall mean income before income taxes (or pre-tax income), as adjusted, in accordance with GAAP. EBT growth for the Company and each matrix company shall be calculated by averaging the percentage growth in EBT for each of the three years ended December 31 in the Performance Period. EBT growth for each twelve month period shall be calculated by subtracting EBT for the twelve months ended December 31 for the current year from EBT for the twelve months ended December 31 for the prior year and dividing the resulting difference in EBT by the EBT for the twelve months ended December 31 for the prior year. This calculation will be performed for the Company and for each matrix company.
               (3) The calculations for ROIC and EBT shall be adjusted for the following non-recurring items to the extent reflected on the Company’s or the matrix companies’ financial statements: [*]. These adjustments shall be made on an “After-tax basis” with respect to ROIC and on a pre-tax basis with respect to EBT. “After-tax basis” shall mean the product of the amount of each non-recurring item times the difference between one and the effective tax rate as published in the Company’s and each matrix company’s annual report on Form 10-K for the respective fiscal year measurement period. The effective tax rate shall mean one (1) minus the ratio of net income to EBT for each twelve month measurement period.
For the avoidance of doubt, any Award not immediately forfeited under this Agreement will continue to be forfeitable if the Performance Criteria are not satisfied.
          (c) Death or Disability. In the event of termination of the Employee’s employment with the Company or its Subsidiaries (a “Termination of Service”) by reason of the Employee’s death or Disability (as defined below) occurring after the date hereof but before January 1, 2008, the Employee shall immediately and automatically forfeit the portion of the Award determined by dividing the number of days from the date of death or Disability until the end of the Performance Period by the total number of days in the Performance Period and multiplying the result by the total number of shares subject to the Award. Upon a Termination of Service by reason of death or Disability occurring on or after January 1, 2008 but before January 1, 2009, the Employee shall immediately and automatically forfeit two-thirds of the Award. Upon a Termination of

[1]	For matrix companies not on a December 31 fiscal year, the average mentioned in Section 2 shall be calculated for the twelve month period ended December 31.

Service by reason of death or Disability occurring on or after January 1, 2009 but before January 1, 2010, the Employee shall immediately and automatically forfeit one-third of the Award. Upon a Termination of Service by reason of death or Disability on or after January 1, 2010 but before the Determination Date, the Employee shall become entitled to the full amount of the Award, subject to the fulfillment of the Performance Criteria. For purposes of this Agreement, a Termination of Service shall be deemed to be by reason of “Disability” if upon such Termination of Service the Employee qualifies for long term disability benefits under the Company’s Long Term Disability Plan. Any former Employee or the estate of an Employee will continue to hold the portion of the Award not forfeited to the Company upon the Termination of Service subject to the restrictions and all terms and conditions of this Agreement.
          (d) Termination by the Company Not For Cause. In the event of Termination of Service of the Employee by reason of an involuntary termination by the Company and its Subsidiaries not for Cause occurring after the date hereof but before January 1, 2008, the Employee shall immediately and automatically forfeit the portion of the Award determined by dividing the number of days from the date of the Termination of Service until the end of the Performance Period by the total number of days in the Performance Period and multiplying the result by the total number of shares subject to the Award. Upon a Termination of Service of the Employee by reason of an involuntary termination by the Company and its Subsidiaries not for Cause occurring on or after January 1, 2008 but before January 1, 2009, the Employee shall immediately and automatically forfeit two-thirds of the Award. Upon a Termination of Service of the Employee by reason of an involuntary termination by the Company and its Subsidiaries not for Cause occurring on or after January 1, 2009 but before January 1, 2010, the Employee shall immediately and automatically forfeit one-third of the Award. Upon a Termination of Service of the Employee by the Company and its Subsidiaries not for Cause occurring on or after January 1, 2010 but before the Determination Date, the Employee shall become entitled to the full amount of the Award, subject to the fulfillment of the Performance Criteria. Any former Employee will continue to hold the portion of the Award not forfeited to the Company upon the Termination of Service subject to the restrictions and all terms and conditions of this Agreement. For purposes of this Agreement, “Cause” shall mean (i) the Employee’s refusal or failure (other than during periods of illness or disability) to perform the Employee’s material duties and responsibilities to the Company or its Subsidiaries, (ii) the conviction or plea of guilty or nolo contendere of the Employee in respect of any felony, other than a motor vehicle offense, (iii) the commission of any act which causes material injury to the reputation, business or business relationships of the Company or any of its Subsidiaries including, without limitation, any breach of written policies of the Company with respect to trading in securities, (iv) any other act of fraud, including, without limitation, misappropriation, theft or embezzlement, or (v) a violation of any applicable material policy of the Company or any of its Subsidiaries, including, without limitation, a violation of the laws against workplace discrimination.
          (e) Change in Control. Notwithstanding any provision of this Section 2 to the contrary, the Award shall become immediately vested in full in connection with and immediately prior to a Change in Control of the Company (as defined below). For purposes of this Agreement, “Change in Control of the Company” means and shall be deemed to have occurred if (i) any Person (within the meaning of the Exchange Act) or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company (or other securities convertible into voting securities of the Company) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors. For purposes of this Agreement, “Continuing Directors” shall mean the directors of the Company on the date hereof and each other director, if such other director’s nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.
          (f) Other Terminations of Service. Except as provided for herein or in the Plan, any Termination of Service of the Employee occurring before December 31, 2009 (including a Termination of Service initiated by the employee) and before a Change in Control of the Company, shall result in an immediate and automatic forfeiture of the full Award.
          3. Other Terms and Conditions. It is understood and agreed that the Award of Restricted Shares evidenced hereby is subject to the following additional terms and conditions:
          (a) Certificates. Each certificate issued in respect of Restricted Shares awarded hereunder, if any, shall be deposited with the Company, or its designee, together with, if requested by the Company, a stock power executed in blank by the Employee, and shall bear a legend determined by the Company that discloses the restrictions on transferability imposed on such Restricted Shares by this Agreement (the “Restrictive Legend”). Upon the vesting of Restricted Shares pursuant to Section 2 hereof and the satisfaction of any withholding tax liability pursuant to Section 6 hereof, a certificate or certificates evidencing such vested Shares, not bearing the Restrictive Legend shall be delivered to the Employee or other evidence of vested Shares shall be provided to the Employee.
          (b) Rights of a Stockholder. Prior to the time a Restricted Share is fully vested hereunder, the Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Restricted Share. During such period, the Employee shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2 hereof) at the time paid on such Restricted Shares.
          (c) No Right to Continued Employment. This Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee’s employment at any time.
          4. Transfer of Shares. The Shares delivered hereunder that have vested, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof. Otherwise, the Award shall not be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part.
          5. Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Shares.
          6. Tax Withholding. No later than the date of vesting of (or the date of an election by the Employee under Code section 83(b) with respect to) the Awards the Employee shall pay to the Company an amount sufficient to allow the Company to satisfy its tax withholding obligations. To this end, the Employee shall either:
(a)	pay the Company the amount of tax to be withheld (including through payroll withholding),

(b)	deliver to the Company other shares of stock of the Company owned by the Employee prior to such date having a fair market value, as determined by the Committee, not less than the amount of the withholding tax due, which either have been owned by the Employee for more than six (6) months or were not acquired, directly or indirectly, from the Company,

(c)	make a payment to the Company consisting of a combination of cash and such shares of stock, or

(d)	request that the Company cause to be withheld a number of vested shares of stock having a then fair market value sufficient to discharge minimum required federal, state and local tax withholding (but no greater than such amount).
          7. References. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
          8. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:
Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, New York 10577
Attention: General Counsel
If to the Employee:
At the Employee’s most recent address shown on the Company’s corporate records, or at any other address which the Employee may specify in a notice delivered to the Company in the manner set forth herein.
          9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws of any jurisdiction which would cause the application of law, other than the State of New York, to be applied.
          10. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.
          11. Acknowledgements. The Employee hereby acknowledges (i) that he or she has been advised to confer promptly with a professional tax advisor to consider whether he or she should make a so-called “83(b) election” with respect to the Award and (ii) that he or she has received of a copy of the Plan as in effect on the date hereof.
[SIGNATURE PAGE FOLLOWS AS A SEPARATE PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Restricted Share Agreement (Performance Shares) as of the date first above written.

ATLAS AIR WORLDWIDE HOLDINGS, INC.
By:

Name:
Title:

Employee

Annex A
Matrix Companies

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If ROIC or EBT information is unavailable for one of the companies listed above, then such company shall be omitted from the list of matrix companies and from any and all calculations under this Agreement.

Annex B
Performance Share Plan Matrix
Performance Relative to Matrix Companies: ROIC

Performance
Relative to
Matrix
Companies:
EBT Growth	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]